Exhibit 99.(12)

[Goodwin Procter LLP letterhead]

October 20, 2016

The Prudential Insurance Company of America

655 Broad Street

Newark, New Jersey 07102

The Prudential Variable Contract Account-11

655 Broad Street

Newark, New Jersey 07102

The Prudential Series Fund

655 Broad Street

Newark, New Jersey 07102

Re:	Acquisition by Government Money Market Portfolio, a Series of The Prudential Series Fund, of the Assets of The Prudential Variable Contract Account-11, a Segregated Asset Account of The Prudential Insurance Company of America

Ladies and Gentlemen:

This opinion letter is delivered to you in connection with the restructuring and reorganization (the “Reorganization”) of The Prudential Variable Contract Account-11 (“VCA-11”), a segregated asset account, established and existing under the laws of the State of New Jersey, of The Prudential Insurance Company of America (“Prudential”), a life insurance company organized and existing under the laws of the State of New Jersey, pursuant to the Agreement and Plan of Reorganization (the “Plan”)1 dated as of October 20, 2016, by and among Prudential, VCA-11, and The Prudential Series Fund (“Trust”), a Delaware statutory trust, on behalf of its series, the Government Money Market Portfolio (“Government Money Fund”). The Reorganization will consist of the registration of VCA-11 as a unit investment trust (“UIT”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and the transfer of all of the assets of VCA-11 to the Government Money Fund and the assumption by the Government Money Fund of the liabilities of the VCA-11, in exchange for shares of beneficial interest in the Government Money Market Fund equal to the value of the net assets transferred by VCA-11 to the Government Money Market Fund. This opinion letter addresses certain tax consequences of the Reorganization under the Internal Revenue Code of 1986, as amended (the “Code”).

[1]	Any capitalized terms not defined herein shall have the meanings given them in the Plan.

The Prudential Insurance Company of America

The Prudential Variable Contract Account-11

The Prudential Series Fund

October 20, 2016

For purposes of the opinions set forth below, we have reviewed and relied upon the Plan, the Prospectus (the “Prospectus”) included in the registration statement, as amended, filed by VCA-11 on Form N-14 (the “Registration Statement”) with the Securities and Exchange Commission in connection with the Reorganization, and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinions. In addition, in rendering our opinions we have relied upon certain statements, representations and warranties made by Prudential, VCA-11, and the Trust in (i) representation letters provided to us in connection with our preparation of this opinion letter, (ii) the Plan, and (iii) the Prospectus, which we have neither investigated nor verified. We have assumed that such statements, representations and warranties are true, correct, complete and not breached and will continue to be so through the effective time of the Reorganization, that no actions that are inconsistent with such statements, representations and warranties will be taken, and that all representations, statements, and warranties made “to the best knowledge of” any person(s) or party(ies) or with similar qualification are and will be true, correct and complete as if made without such qualification.

We also have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, the conformity to the final documents of all documents submitted to us as drafts, and the accuracy and completeness of all records made available to us. In addition, we have assumed that the Reorganization will be consummated in accordance with the Plan, that each of the parties to the Plan will comply with all reporting obligations with respect to the Reorganization required under the Code and the Treasury Regulations thereunder, and that the Plan is valid and binding in accordance with its terms.

I.    Background.

VCA-11 is organized under New Jersey law as a segregated asset account of Prudential and is currently registered with the United States Securities and Exchange Commission (“SEC”) under the 1940 Act as an open-end management investment company. VCA-11 is an investment option under certain group variable annuity contracts issued by Prudential in connection with Section 403(b) retirement plans. VCA-11 is advised by Prudential Investments, LLC, an affiliate of Prudential, and subadvised by PGIM, Inc., another affiliate of Prudential, through its Prudential Fixed Income (“PFI”) unit. VCA-11 invests directly in money market instruments and other highly liquid short-term fixed income securities. It commenced operations in 1982, and its unitary legal structure, in which the life insurance company’s

The Prudential Insurance Company of America

The Prudential Variable Contract Account-11

The Prudential Series Fund

October 20, 2016

segregated asset account directly holds and owns portfolio securities, was common in the industry at the time. The structure utilized by VCA-11 is no longer common, and today virtually all insurance company segregated asset accounts serving as investment options under variable contracts are registered under the 1940 Act with the SEC as UITs, which do not directly hold portfolio securities, but instead invest in shares in one or more underlying mutual funds.

The Trust is registered with the SEC under the 1940 Act as an open-end management investment company, and Government Money Fund is a separate series thereof duly designated in accordance with the applicable provisions of the Agreement and Declaration of Trust of the Trust dated September 8, 2005, and the 1940 Act. Government Money Fund as the same investment adviser and subadviser as VCA-11 and also invests primarily in money market instruments and other highly liquid short-term fixed income securities, with those being principally government securities as defined in the 1940 Act.

II.    The Plan of Reorganization.

Subject to the terms and conditions set forth in the Plan, in the Reorganization: (1) VCA-11 will register with the SEC under the 1940 Act as a UIT; (2) VCA-11 will adjust its investment portfolio to invest principally in government securities; (3) VCA-11 will transfer and deliver to the Government Money Fund, and the Government Money Fund will acquire, all the assets of the VCA-11 (other than any assets related to the administrative fee); (4) the Government Money Fund will assume all of the VCA-11’s liabilities in existence as of the Effective Time (other than any liability associated with the administrative fee); and (5) the Government Money Fund will issue to the VCA-11 Class I shares of the Government Money Fund equal in value to the net assets of VCA-11 transferred to the Government Money Fund.

III.    Representations.

Prudential, VCA-11, and/or the Trust, on behalf of itself and the Government Money Fund, have made the following representations:

1.    VCA-11 is a separate account of Prudential, established and existing under the insurance laws of the State of New Jersey, and registered with the SEC under the 1940 Act as an open-end, management investment company. VCA-11 has satisfied the diversification requirements of Section 817(h) and Treasury Regulations 1.817-5(b) as of the last day of each calendar quarter after December 15, 1986.

The Prudential Insurance Company of America

The Prudential Variable Contract Account-11

The Prudential Series Fund

October 20, 2016

2.    Trust is a Delaware statutory trust that is a registered investment company under the 1940 Act, and the Government Money Fund is a separate series thereof that is treated as a distinct entity for federal income tax purposes. The Government Money Fund is regulated as a money market fund under Rule 2a-7 under the 1940 Act and qualifies as a government money market fund under Rule 2a-7(a)(14) under the 1940 Act.

3.    The Government Money Fund is properly classified as a partnership for federal income tax purposes and will continue to be so classified as of the Effective Time. In each case except as otherwise permitted by Treasury Regulations Section 1.817-5(f)(3), all of the beneficial interests in the Government Money Fund are held by one or more segregated asset accounts of one or more insurance companies, and investment in the Government Money Fund is available exclusively through the purchase of a variable contract.

4.    The Reorganization serves genuine and legitimate non-tax business purposes which collectively are the principal motivation for the Reorganization.

5.    The fair market value of the shares of beneficial interest in the Government Money Fund to be received by VCA-11 in the Reorganization will be equal to the fair market value of the net assets of VCA-11 transferred to the Government Money Fund in the Reorganization.

6.    The Contract Owners will receive no consideration in connection with the Reorganization.

7.    The assets transferred by VCA-11 to the Government Money Fund in the Reorganization will be “diversified” within the meaning of Treasury Regulations Section 1.351-1(c)(6), with the securities of no issuer (other than a government issuer) consisting of more than 25% of the gross assets transferred, and with the securities of no five or fewer issuers (other than government issuers) consisting of more than 50% of the gross assets transferred.

8.    Prudential will pay all expenses incurred in connection with the Reorganization.

9.    The liabilities of VCA-11 to be assumed by the Government Money Fund were incurred in the ordinary course of business and are associated with the assets being transferred.

The Prudential Insurance Company of America

The Prudential Variable Contract Account-11

The Prudential Series Fund

October 20, 2016

10.    VCA-11 is not under the jurisdiction of any court in a Title 11 case, a receivership or a foreclosure, or a similar proceeding in a Federal or State court. Immediately after the Reorganization, the Government Money Fund will not be under the jurisdiction of any court in a Title 11 case, a receivership or a foreclosure, or a similar proceeding in a Federal or State court.

11.    The facts relating to the Reorganization described in the Plan are true, correct and complete in all material respects. The Plan represents the entire understanding of Prudential, VCA-11, and the Trust with respect to the Reorganization. The Reorganization will be consummated in compliance with the terms and conditions of the Plan, and there is no plan or intention to waive or modify any such term or condition.

Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinions. No ruling has been or will be sought from the Internal Revenue Service by any party to the Plan as to the federal income tax consequences of any aspect of the Reorganization.

IV.    Opinions.

Based upon and subject to the foregoing, as well as the limitations set forth below, under currently applicable United States federal income tax law, with respect to the Reorganization, it is our opinion that:

(a)    Prudential (including VCA-11) will not recognize any gain or loss as a result of the restructuring of VCA-11 as a UIT;

(b)    Prudential (including VCA-11) will not recognize any gain or loss as a result of the transfer of VCA-11’s assets to the Government Money Fund in exchange for the shares of the Government Money Fund and the assumption by the Government Money Fund of VCA-11’s liabilities;

(c)    The Government Money Fund’s basis in VCA-11’s assets received will be the same as VCA-11’s basis in those assets immediately prior to the Reorganization;

(d)    The Government Money Fund’s holding period for the transferred assets will include VCA-11’s holding period therefore;

The Prudential Insurance Company of America

The Prudential Variable Contract Account-11

The Prudential Series Fund

October 20, 2016

(e)    No gain or loss will be recognized by the Government Money Fund upon the receipt of VCA-11’s assets solely in exchange for the issuance of the Government Money Fund’s shares and the assumption of VCA-11’s liabilities;

(f)    No gain or loss will be recognized by the Contract Owners as a result of the reorganization;

(g)    Prudential’s aggregate basis in the shares of the Government Money Fund received in the Reorganization will be the same as the aggregate adjusted basis of the assets surrendered in exchange therefor, increased by the share of any liabilities of the Government Money Fund that are allocated to VCA-11 under Section 752 of the Code; and

(h)    Prudential’s holding period in the shares of the Government Money Fund received in the Reorganization will include its holding period for the assets surrendered in exchange therefor, provided that at the time of the exchange, such assets were held as capital assets.

*     *     *     *

We express no opinion herein other than the opinions expressly set forth above. In particular, no opinion is expressed as to the tax consequences of any of the transactions under any foreign, state, or local tax law. You should recognize that our opinions are not binding on the Internal Revenue Service and that a court or the Internal Revenue Service may disagree with the opinions contained herein. Although we believe that our opinions will be sustained if challenged, there can be no assurance that this will be the case. Our opinions are based upon current provisions of the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder, and existing administrative and judicial interpretations thereof, all of which are subject to change, potentially with retroactive effect. Changes in applicable law could adversely affect our opinions. We do not undertake to advise you as to any changes after the date hereof in applicable law that may affect our opinions.

The Prudential Insurance Company of America

The Prudential Variable Contract Account-11

The Prudential Series Fund

October 20, 2016

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and to any reference to our firm in the Registration Statement or in the Prospectus constituting a part thereof. In giving such consent, we do not hereby admit that we are the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Goodwin Procter LLP